Exhibit 10.4

FORM OF

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT is dated as of November __, 2020 (this “Pledge Agreement”) and is executed by Robert Steele and Danny Lupinelli (each a “Pledgor” and collectively, the “Pledgors”), in favor of the persons listed on Exhibit A attached to this Agreement whose signatures appear below (each a “Lender” and together the “Lenders”).

RECITALS

WHEREAS, the Pledgors are founders of Thumzup Media Corporation, a Nevada corporation (the “Company”); and

WHEREAS, contemporaneously with the execution of this Pledge Agreement, Lenders and the Company have entered into that certain Note Purchase and Security Agreement dated November __, 2020 and attached herein as Exhibit B (the "Purchase Agreement") pursuant to which the Company shall issue and sell to the Lenders senior secured convertible promissory notes substantially in the form attached hereto as Exhibit C (the “Notes”), in the aggregate amount of $200,000 (the “Financing”); and

WHEREAS, to evidence the obligations and indebtedness of the Pledgors under and pursuant to the Purchase Agreement and the Notes, as a condition to the Financing and as further security for the obligations and indebtedness of Pledgors and of the Company to the Lenders, the Lenders have required inter alia, that the Pledgors enter into this Pledge Agreement and grant to Lenders a first priority security interest in the collateral identified on Schedule 1 attached hereto (the “Collateral”);

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties hereto agree as follows:

1.        Incorporation of Recitals.

The foregoing recitals are true and accurate in all respects, and incorporated in this Pledge Agreement as a part hereof, and are agreed to by the parties hereto.

2.       Deposit of Collateral in Escrow.

Each of the Pledgors agrees that in addition to any rights which Lenders would otherwise have against the Pledgors and the Company, or may in the future acquire, each Pledgor hereby grants and pledges to the Lenders, their respective successors and assigns, a security interest in the Collateral, accompanied by an undated stock power duly executed by each Pledgor and delivered to the Collateral Agent, and agrees that Collateral Agent on behalf of Pledgors may hold in escrow the Collateral, as security for the prompt payment and due performance of all indebtedness, obligations and liabilities of Pledgors under this Pledge Agreement. To perfect Pledgors’ security interest in the Collateral, the parties agree that upon execution hereof, each Pledgor shall deliver and deposit with the Collateral Agent the certificates representing the Collateral, duly endorsed in blank or accompanied by duly executed stock powers. The Collateral Agent hereby acknowledges that any Collateral held by the Collateral Agent is held for the benefit of the Lenders in accordance with this Agreement and the Purchase Agreement.

3.       Appointment of the Collateral Agent.

The Lenders hereby appoints Hampton Growth Resources LLC as the Collateral Agent (and the Collateral Agent, hereby accepts such appointment), with right to appoint a substituted or successor Collateral Agent, to take any action including, without limitation, the registration of any Collateral in the names of the Lenders, or in the name of Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Notes), the exercise of voting rights, if any, upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Purchase Agreement, the exercise of any remedies given to the Collateral Agent pursuant to the Purchase Agreement and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to this Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Purchase Agreement and this Agreement. Upon disposition of the Collateral in accordance with the Purchase Agreement, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with the Purchase Agreement. Company and Pledgors must notify Collateral Agent in writing of the issuance of notes or incurrence of additional indebtedness to other lenders by Company or guaranties of any such obligations.

4.       Further Action by the Collateral Agent.

(a)       Certain Actions. Each of the Lenders and Pledgors covenants and agrees that Collateral Agent shall have the right, but not the obligation, to undertake the following actions:

(i)       Acceleration. If an Event of Default occurs, after the applicable cure period, if any, Collateral Agent may, on behalf of all the Lenders, provide to Pledgors notice to cure such default and/or declare the unpaid principal amount of the all amounts due under the Notes to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to the Purchase Agreement;

(ii)       Enforcement. Upon the occurrence of any Event of Default after the applicable cure period, if any, the Collateral Agent may proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Purchase Agreement against the Pledgors, and such other rights and remedies as are provided by law or equity; and

(iii)       Waiver of Past Defaults. Collateral Agent may waive any Event of Default by written notice to the Pledgors, upon written directions of Lenders, but may not waive damages accrued or accruing until the effective date of such waiver.

5.       Power of Attorney.

(a)       To effectuate the terms and provisions hereof, the Lenders hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Pledge Agreement including, without limitation, executing any consent authorized pursuant to this Pledge Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

(b)       All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

(c)       This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

6.       Expenses of the Collateral Agent. The Company and Pledgors shall be responsible jointly and severally and promptly shall pay any and all reasonable costs and expenses incurred by the Collateral Agent, including, without limitation, reasonable costs and expenses relating to all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties’ rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any, each of the foregoing in proportion to their holdings of the Collateral.

7.       Reliance on Documents and Experts. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

8.       Duties of the Collateral Agent; Standard of Care.

(a)       The Collateral Agent’s only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices. The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

(b)       The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

(c)       Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

9.       Resignation. The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect. Within five (5) days of the giving of such notice, a successor collateral agent shall be appointed by the majority of Lenders; provided, however, that if the Lenders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Lenders. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder. The Collateral Agent may deposit any Collateral with a Superior Court of the State of California for Los Angeles County or any such other court in Los Angeles County that accepts such Collateral.

10.       Exculpation. The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person’s own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

11.       Indemnification. The Lenders and Pledgors hereby agree to indemnify, reimburse and hold harmless the Collateral Agent and its directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified person’s own gross negligence or willful misconduct.

12.        Pledgor’s Representations and Warranties. Each Pledgor hereby represents and warrants to Lenders that such Pledgor shall not, without the express written consent of the majority in interest of the Lenders, act in any other capacity or otherwise sell, transfer, relinquish, set over, encumber or otherwise dispose of any rights it may have in and to the Collateral. Each Pledgor further represent and warrant that (i) such Pledgor has and will continue to have the right to transfer to Lenders all or any part of the Collateral, free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than such as are presently held by Lenders or may arise under this Agreement, and restrictions on resale that may arise under applicable federal and state securities laws); (ii) the Collateral is not and will not be, subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by any person other than the Lenders; and (iii) there is no provision of any existing agreement, and such Pledgor will not enter into an agreement by which the Pledgor is or would be bound, that conflicts or would conflict with this Agreement or the performance of such Pledgor’s obligations under this Agreement.

13.        Default. But for the occurrence and continuation of an Event of Default under the Purchase Agreement, Pledgors shall be entitled with respect to the Collateral it owns to receive directly, unless an Event of Default shall have occurred, (a) all cash dividends payable in respect of the Collateral, and (b) all other dividends or additional stock or securities paid or distributed by way of dividend in respect of the Collateral.

14.       Event of Default. Upon the occurrence of any Event of Default under the Purchase Agreement, and in addition to other rights it may have, or hereafter acquire, Collateral Agent acting on behalf of Lenders, may exercise the rights of a secured creditor under the Uniform Commercial Code of the State of California, United States of America. Any notice of sale, disposition, or other intended action by Lenders mailed by ordinary mail to the address of each Pledgor as shown on the signature page hereof at least thirty (30) days before the action shall constitute reasonable notice. In case of any other disposition of any of the Collateral aforesaid, after deducting all costs, or expenses of every kind for care, safekeeping, collection, sale, delivery and for the reasonable attorney’s fees for legal services in connection therewith, Lenders may apply the residue of the proceeds of the sale or sales or other disposition of the Collateral, in full or partial payment of the said indebtedness hereby secured, as it may deem proper, and returning the surplus, if any, to Pledgors. In the alternative upon any Event of Default that triggers acceleration under the Purchase Agreement or any of the Notes, the Collateral Agent in his sole discretion may execute on the Collateral and transfer the shares of Company to the Lenders, according to their respective interests, upon failure of the Company to pay the principal of the Notes together with all interest and costs accrued thereon within seven days of any written demand for full payment in accord with the provisions of the Purchase Agreement.

15.       Restriction of Prospective Bidders. If Collateral Agent elects to foreclose on and sell the Collateral, it may if it deems it advisable to do so, restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the resale or distribution of any of the Collateral.

16.       Transfer, Assignment of Collateral. The Lenders may assign or transfer this instrument, or any instruments evidencing all or any of the indebtedness hereby secured and may transfer and/or deliver any or all Collateral, whether now owned or hereafter acquired by Pledgors, held as security hereunder, or any part thereof, to an entity owned by Lenders, who shall thereupon become vested with all the powers and rights in respect thereto given to Lenders in this Agreement or in the instruments so transferred.

17       Relieve and Discharge of Liability; Transfer of Collateral. The Lenders shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to such Collateral, but Lenders shall retain all rights and powers hereby given with respect to any and all instruments, rights or Collateral not so transferred. No delay on the part of Lenders in exercising any rights hereunder or hereafter acquired with respect to this transaction shall operate as a waiver of such rights, nor shall the waiver of any breach hereunder operate as a waiver of any subsequent breach.

18.       Value of Collateral. Neither the Collateral Agent nor the Lenders shall be under any liability or obligation to take any steps whatsoever to preserve the value of any Collateral, to fix any liability upon, or to collect or to enforce payment of any indebtedness hereby secured, whether by giving any notice, presenting, demanding payment, protesting, instituting suit or otherwise.

19.       Satisfaction of Purchase Agreement. Upon full satisfaction of all of the Company’s obligations of or under the Purchase Agreement and the Notes, this Agreement shall terminate, and Lenders shall promptly instruct the Collateral Agent to return the Collateral and all other collateral held pursuant to this Agreement to respective Pledgor as soon as practicable.

21.       Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications required or contemplated by the provisions hereof shall be in writing or by telecopier, and shall be deemed to have been given or made on the fifth business day after the deposit thereof with an internationally recognized courier, or when received if sent by telex or telegraph or delivered by hand, addressed to the appropriate party at its address set forth next to such party’s signature hereto, or at such other address as may be designated by such party by notice to the other parties hereto given pursuant to this Section 21.

22.       Remedy. No remedy herein conferred upon or reserved to Lenders is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Pledge Agreement now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as open as may be deemed expedient. In order to entitle Lenders to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any of the Pledgors and thereafter duly waived by the majority of Lenders, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Lenders.

23.       Entire Agreement. This Agreement, and the applicable provisions of the Purchase Agreement and the Notes, constitute the entire agreement with respect to the pledge of the Collateral, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Each Pledgor agrees that he will take such reasonable additional actions as Lenders may reasonably request, at such Pledgor’s expense, as may be required under applicable law to perfect the pledge of the Collateral, including without limitation the filing of financing statements required under applicable law to perfect such pledge.

24.       Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

25.        Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof. This Agreement shall be governed exclusively by the applicable laws of the State of California, without regard to the conflict of laws principles thereof. The parties hereby consent and agree that the state or federal courts located in Los Angeles County, California, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties arising out of or relating to this Agreement.

26.       Legal Fees. Pledgors agree to pay all costs and expenses, including reasonable attorneys’ fees, which may be incurred by the Lenders, its successors and assigns, in enforcing this Agreement, whether the same shall be enforced by suit or otherwise.

27.       Successors and Assigns. The terms and provisions of this Pledge Agreement shall be binding upon the Pledgors and their successors and assigns and shall inure to the benefit of Lenders and its successors and assigns.

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IN WITNESS WHEREOF, this Pledge Agreement is entered into and dated as of the date first written above.

PLEDGOR:

ADDRESS:

Robert Steele

PLEDGOR:

ADDRESS:

Danny Lupinelli

LENDER:

ADDRESS:

LENDER:

ADDRESS:

COLLATERAL AGENT:

ADDRESS:

COMPANY:

Agreed to and accepted this day of November 2020.

THUMZUP MEDIA CORPORATION:

By:___________________
Name:
Title:

Schedule 1 to Pledge Agreement

[ ] Shares of the Common Stock of Thumzup Media Corporation, a Nevada corporation, evidenced by the following share certificates:

(i) [ ] Shares, evidenced by Certificate No., issued in the name of

(ii) [ ] Shares, evidenced by Certificate No., issued in the name of

(iii) [ ] Shares, evidenced by Certificate No., issued in the name of

(iv) [ ] Shares, evidenced by Certificate No., issued in the name of

(v) [ ] Shares, evidenced by Certificate No., issued in the name of

ASSIGNMENT SEPARATE FROM CERTIFICATE

STOCK POWER

FOR VALUE RECEIVED, [ ] hereby assigns and transfers unto [ ], in accordance with the terms and conditions of the Pledge Agreement dated as of November __, 2020, ________ shares of the Common Stock of Thumzup Media Corporation, a Nevada corporation (the “Corporation”) standing in the assignor’s name on the books of said Corporation represented by Certificate No. ________, and does hereby irrevocably constitute and appoint the Secretary of the Corporation attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated: as of November __, 2020.

Name:

In presence of:

_____________________________

EXHIBIT A

LIST OF Lenders

Name	Address	Number of Shares	Monthly Payment

EXHIBIT B

Note Purchase and Security Agreement

EXHIBIT C

Form of Senior Secured Convertible Promissory Note